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                                                                     EXHIBIT 4.3
                             2000 STOCK OPTION PLAN
                                       OF
                          PENNZOIL-QUAKER STATE COMPANY


1.       PURPOSE OF THE PLAN.

                  This 2000 Stock Option Plan (the "Plan") is intended as an employment incentive to retain in the employ of Pennzoil-Quaker State Company (the "Company") and any Subsidiary or Parent of the Company (within the meaning of Section 424(e) or (f) of the Internal Revenue Code of 1986, as amended (the "Code"), and including any corporation that becomes a Subsidiary or Parent of the Company) persons of training, experience and ability, to attract new employees whose services are considered unusually valuable, to encourage the sense of proprietorship of such persons, and to stimulate the active interest of such persons in the development and financial success of the Company. It is further intended that options issued pursuant to the Plan shall constitute nonqualified stock options within the meaning of Section 83 of the Code.

2.       ADMINISTRATION OF THE PLAN.

                  The Board of Directors of the Company (the "Board") shall appoint and maintain a Compensation Committee (hereinafter called the "Committee") of the Board to administer the Plan, which Committee shall be constituted to permit the Plan to comply with Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934 ("Exchange Act") and who shall serve at the pleasure of the Board. No member of such Committee shall be eligible to receive nonqualified stock options under the Plan ("Options") or any other plan of the Company or its affiliates which entitles participants to acquire stock, stock appreciation rights, or stock options of the Company or its affiliates while serving on the Committee. The Options granted under this Plan shall be nonqualified stock options within the meaning of Section 83 of the Code. All decisions and selections made by the Committee pursuant to the provisions of the Plan shall be made by a majority of its members. Any decision reduced to writing and signed by all of the members shall be fully effective as if it had been made by a majority at a meeting duly held. Members of the Committee may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. The Committee shall have full power and authority to designate participants, to determine the terms and provisions of respective option agreements (which need not be identical), and to interpret the provisions and supervise the administration of the Plan. The Committee shall have the authority, exercisable in its sole discretion, to grant various forms of Options containing such terms and conditions, consistent with the provisions of this Plan, as the Committee shall determine, including the authority to grant in its discretion to the holder of an outstanding Option, in exchange for the surrender and cancellation of such Option, a new Option having a purchase price lower than that provided in the Option so surrendered and cancelled and containing such other terms and conditions as the Committee may prescribe in accordance with the provisions of the Plan, except that shares subject to purchase pursuant to any Option or portion thereof relinquished and not required to be issued upon such relinquishment shall not again be available for Options under the Plan.

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3.       DESIGNATIONS OF PARTICIPANTS.

                  The persons eligible for participation in the Plan as recipients of Options shall include all employees of the Company or of any Subsidiary or Parent of the Company including key employees of any corporation that becomes a Subsidiary or Parent after the date that this Plan is adopted. An employee who has been granted an Option hereunder may be granted an additional Option or Options, if the Committee shall so determine.

4.       STOCK RESERVED FOR THE PLAN.

                  Subject to adjustments provided in Paragraph 9 hereof, a total of 3,200,000 shares of Common Stock, $0.10 par value, of the Company ("Stock") shall be subject to the Plan. The shares subject to the Plan shall consist of unissued shares or previously issued shares reacquired and held by the Company, or any Subsidiary or Parent of the Company, and such amount of shares shall be and hereby is reserved for sale for such purpose. Any of such shares which may remain unsold and which are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of shares to meet the requirements of the Plan. Should any Option expire or be cancelled prior to its exercise or relinquishment in full, the shares theretofore subject to such Option may again be subjected to an Option under the Plan, except that shares subject to purchase pursuant to any Option or portion thereof relinquished and not required to be issued upon such relinquishment shall not again be available for Options under the Plan.

5.       OPTION PRICE.

                  (a) The purchase price of each share placed under an Option pursuant to the Plan shall be determined by the Committee, but in no event shall be less than 100% of the Fair Market Value of such share on the date the Option is granted.

                  (b) "Fair Market Value" of a share of Stock means, as of a particular date, (i) if shares of Stock are listed on a national securities exchange, the mean between the highest and lowest sales price per share of Stock reported on the consolidated transaction reporting system for the principal national securities exchange on which shares of Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if shares of Stock are not so listed but are quoted on the Nasdaq National Market, the mean between the highest and lowest sales price per share of Stock reported by the Nasdaq National Market on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (iii) if the Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations are available, as reported by the Nasdaq Stock Market, or, if not reported by the Nasdaq Stock Market, by the National Quotation Bureau Incorporated or (iv) if shares of Stock


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         are not publicly traded, the most recent value determined by an independent appraiser appointed by the Company for such purpose.

6.       OPTION PERIOD.

                  (a) The Options granted under this Plan shall be for a term of not more than ten years from the date of granting of each Option.

                  (b) If the Company is reorganized or merged or consolidated with another corporation while unexercised Options remain outstanding under the Plan, there shall be substituted for the shares subject to the unexercised portions of such outstanding Options an appropriate number of shares of each class of stock or other securities of the reorganized or merged or consolidated corporation distributed to the holders of Stock in respect of their shares; provided, however, that all such Options may be cancelled by the Company as of the effective date of any such reorganization, merger, or consolidation or of any dissolution or liquidation of the Company by giving notice of its intention to do so to each holder thereof or his personal representative and by permitting the purchase during a period of not less than 30 days next preceding such effective date of all of the shares subject to such outstanding Options.

7.       EXERCISE OF OPTIONS.

                  (a) The Committee, in granting Options hereunder, shall have discretion to determine the terms upon which such Options shall be exercisable, subject to the applicable provisions of this Plan. In any event, Options shall be exercisable only after 12 months of continued employment with the Company or any Subsidiary or Parent of the Company immediately following the date upon which the Option is granted, and no Option may thereafter become exercisable for a number of shares exceeding (i) 33-1/3% of the number of shares subject to the Option until after two years of such continued employment, or (ii) 66-2/3% of the number of shares subject to the Option until after three years of such continued employment; provided, however, that an Option, if the Option Agreement so provides, may be exercised irrespective of the above-described 12-month, 33-1/3%, and 66-2/3% limitations in the event of:

                           (A) Death of the optionee while in the employment of
                  the Company or any Subsidiary or Parent of the Company;

                           (B) Termination of employment of the optionee by
                  reason of disability, as determined by the Committee; or

                           (C) Termination of the optionee's employment by
                  reason of retirement under or in accordance with the retirement plan of the Company or any Subsidiary or Parent of the Company, in which he is then participating after completion, as of the date of such retirement, of not less than five years' employment with the Company or any Subsidiary or Parent of the Company,


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                  or termination of employment for such other reasons as may be approved in writing by the Committee.

                  (b) Options may be exercised solely by the optionee during his lifetime or after his death by the personal representative of the optionee's estate or the person or persons entitled thereto under his will or under the laws of descent and distribution.

                  (c) The purchase price of the shares for which an Option is exercised shall be paid in full at the time of the exercise. Such purchase price shall be payable in cash, or at the option of the holder of such Option, in Stock theretofore owned by such holder (or in a combination of cash and such Stock). For purposes of determining the amount, if any, of the purchase price satisfied by payment in Stock, such Stock shall be valued at its Fair Market Value on the date of exercise in accordance with subparagraph (b) of Paragraph 5. Any Stock delivered in satisfaction of all or a portion of the purchase price shall be appropriately endorsed for transfer and assignment to the Company. No holder of an Option shall be, or have any of the rights or privileges of, a shareholder of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares shall have been issued by the Company to such holder.

8.       RELINQUISHMENT OF OPTIONS; ASSIGNABILITY.

                  (a) The Committee, in granting Options hereunder, shall have discretion to determine whether or not certain Options shall include a right of relinquishment as hereinafter provided by this Paragraph 8. The Committee shall also have discretion to determine whether an option agreement evidencing an Option granted by the Committee shall be amended or supplemented to include such a right of relinquishment. Neither the Committee nor the Company shall be under any obligation or incur any liability to any person by reason of the Committee's refusing to grant or include a right of relinquishment in any Option granted hereunder or in any option agreement evidencing the same. Subject to the Committee's determining in any case that the grant by it of a right of relinquishment is consistent with Paragraph 1 hereof, any Option granted under the Plan and the option agreement evidencing such Option, may provide:

                           (i) That the optionee, or his heirs or other legal
                  representatives to the extent entitled to exercise the Option under the terms thereof, in lieu of purchasing the entire number of shares subject to purchase thereunder, shall have the right to relinquish all or any part of the unexercised portion of the Option (to the extent exercisable as provided in (iv), hereinbelow) for a number of shares of Stock and an amount of cash to be determined as follows:

                                    (A) The written notice of exercise of such
                           right of relinquishment, provided for in clause (ii) of this subparagraph (a), shall state the percentage, if any, of the Appreciated Value, hereinafter defined, which such optionee elects to receive in cash (which percentage is called the "Cash Percentage"), such Cash Percentage to be in increments of ten


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                           percent (10%) of such Appreciated Value up to (but
                           not to exceed) fifty percent (50%) thereof;

                                    (B) The number of shares of Stock issuable
                           pursuant to such relinquishment shall be the number of such shares, rounded to the next greater number of full shares, as shall be equal to: one hundred percent (100%) less the Cash Percentage, times the excess of (1) the aggregate current market value of the shares of such Stock covered by the Option or the portion thereof so relinquished over (2) the aggregate purchase price for such shares specified in such Option (which excess is called the "Appreciated Value"), divided by the then current market value per share of such Stock; and

                                    (C) The amount of cash payable pursuant to
                           such relinquishment shall be an amount equal to the Appreciated Value less the aggregate current market value of the issued shares, which cash shall be paid by the Company subject to such conditions as are deemed advisable by the Committee to permit compliance by the Company with the withholding provisions applicable to employers, including withholding under the Code and applicable state law;

                           (ii) That such right of relinquishment may be
                  exercised only upon receipt by the Company of a written notice of such relinquishment which shall be dated the date of election to make such relinquishment; and that, for the purposes of the Plan, such date of election shall be deemed to be the date when such notice is sent by registered or certified mail, if by mail, or when receipt is acknowledged by the Company, if mailed by other than registered or certified mail, or if delivered by hand or by any telegraphic communications equipment of the sender or otherwise delivered, provided that, in the event the method just described for determining such date of election shall not be or remain consistent with provisions of Rule 16b-3, which exempts from the operation of Section 16(b) of the Exchange Act in whole or in part any such relinquishment transaction, then such date of election shall be determined by such other method consistent with Section 16(b) or such rules or regulations as the Committee shall in its discretion select and apply;

                           (iii) That the "current market value" of a share of
                  Stock shall be its Fair Market Value on the day on which written notice of relinquishment is received by the Company in accordance with subparagraph (b) of Paragraph 5; and

                           (iv) That the Option, or any portion thereof, may be
                  relinquished only to the extent that (A) it is exercisable on the date written notice of relinquishment is received by the Company, and (B) the Committee, subject to the provisions of subparagraph (b) of this Paragraph 8 shall consent to the election of the holder of such Option to relinquish such Option as set forth in such written notice of relinquishment, and (C) the holder of such Option pays, or makes provision


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                  satisfactory to the Company for payment of, any taxes which the Company is obligated to collect with respect to such relinquishment.

                  (b) The Committee shall have sole discretion to consent to or disapprove any election of a holder of an Option to relinquish such Option for Stock and cash as provided in subparagraph (a) of this Paragraph 8, provided that the Committee shall, in the exercise of such discretion, be subject to such limitations as may be imposed on the administrators of a plan (such as the Committee) by Rule 16b-3, and as the same may be hereafter further amended, as a condition to the exemption from the operation of Section 16(b) of transactions involving solely the surrender and cancellation of stock options in conjunction with the exercise and cancellation of a stock appreciation right issued pursuant to a plan and the receipt of cash awarded in connection with a stock appreciation right. Neither the Committee nor the Company shall be under any liability to any person by reason of the Committee's disapproval of any election pursuant to this subparagraph (b).

                  (c) The Committee, in granting Options hereunder, shall have discretion to determine the terms upon which such Options shall be relinquishable, subject to the applicable provisions of the Plan and including such provisions as deemed advisable to permit the exemption from the operation of Section 16(b) of the Exchange Act in whole or in part of any such transaction involving such relinquishment, and Options outstanding, and option agreements evidencing such Option, may be amended, if necessary, to permit such exemption.

                  (d) Neither any Option nor any right to relinquish the same to the Company as contemplated by this Paragraph 8 shall be assignable or otherwise transferable except by will or the laws of descent and distribution.

9.       CAPITAL CHANGE OF THE COMPANY.

                  If the outstanding shares of Stock of the Company shall at any time be changed or exchanged by declarations of a stock dividend, split-up, combination of shares, or recapitalization, the number and kind of shares subject to this Plan or subject to any Options theretofore granted, and the Option prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares without changing the aggregate Option price; provided, however, no adjustment shall be made by reason of the distribution of subscription rights on outstanding stock.

10.      PURCHASE FOR INVESTMENT.

                  Whether or not the Options and shares covered by the Plan have been registered under the Securities Act of 1933, as amended, each person exercising an Option under the Plan may be required by the Company to give a representation in writing that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.


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11.      TAX WITHHOLDING.

                  The Company shall have the right to deduct applicable taxes from any Option or relinquishment payment and withhold, at the time of delivery of shares of Stock under this Plan, an appropriate number of shares of Stock for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Stock theretofore owned by the holder of the Option with respect to which withholding is required. If shares of Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

12.      EFFECTIVE DATE OF PLAN.

                  The Plan shall be effective March 9, 2000. No Option shall be granted pursuant to the Plan after March 8, 2010.

13.      AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION.

                  The Board may amend, modify, suspend or terminate this Plan at any time for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law except that (i) no amendment or alteration that would impair the rights of any optionee under any Option previously granted to such optionee shall be made without such optionee's consent and (ii) no amendment or alteration shall be effective prior to approval by the Company's stockholders to the extent such approval is then required pursuant to Rule 16b-3 in order to preserve the applicability of any exemption provided by such rule to any Option then outstanding (unless the holder of such Option consents) or to the extent stockholder approval is otherwise required by applicable legal requirements.

14.      GOVERNMENT REGULATIONS.

                  The Plan, and the granting and exercise of Options thereunder, and the obligation of the Company to sell and deliver shares under such Options, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.


                                                 PENNZOIL-QUAKER STATE COMPANY


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